UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 23, 2009
CYCLACEL PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-50626 (Commission File Number)	91-1707622 (IRS Employer Identification No.)
200 Connell Drive, Suite 1500
Berkeley Heights, New Jersey 07922
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (908) 517-7330

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

SIGNATURES
Exhibit Index:
ITEM 1.01 Entry Into a Material Definitive Agreement.
     On July 23, 2009, Cyclacel Pharmaceuticals, Inc. (the “Company”) entered into a Placement Agent Agreement with Lazard Capital Markets LLC (the “Placement Agent”) relating to the sale by the Company to select institutional investors of 4,000,000 units in a “registered direct” offering (the "Offering”) at a purchase price of $0.85 per unit (each, a “Unit”). Each Unit consists of (i) one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (ii) one warrant to purchase 0.625 of one share of Common Stock (a “Series I Warrant”) and (iii) one warrant to purchase 0.1838805 of one share of Common Stock (a “Series II Warrant” and, together with the Series I Warrant, the “Warrants”). The Series I Warrants have a seven-month term from the date of issuance, are exercisable beginning six months from the date of issuance and will be exercisable at an exercise price of $1.00 per share of Common Stock. The Series II Warrants have a five-year term from the date of issuance, are exercisable beginning six months from the date of issuance and will be exercisable at an exercise price of $1.00 per share of Common Stock. The sale of the Units is being made pursuant to Subscription Agreements, dated July 23, 2009 (the “Subscription Agreements”), with each of the investors. The net proceeds to the Company from the sale of the Units, after deducting for the Placement Agent’s fees and offering expenses, will be approximately $3.1 million.
     The Placement Agent Agreement, the forms of Warrants, the opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. and the form of Subscription Agreement are filed as Exhibits 1.1, 4.1, 4.2, 5.1 and 10.1, respectively, to this Current Report on Form 8-K, and such documents are incorporated herein by this reference.
     The Units were offered and sold pursuant to a prospectus supplement dated July 24, 2009 and an accompanying prospectus dated February 12, 2007, pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-140034). The Offering is scheduled to close on July 29, 2009, subject to customary closing conditions.
ITEM 8.01 Other Events.
     On July 24, 2009, the Company issued a press release announcing the Offering described above under item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibits 99.1 and incorporated herein by this reference.
     Neither the filing of the press release as an exhibit to this Current Report on Form 8-K nor the inclusion in the press release of a reference to our internet address shall, under any circumstances, be deemed to incorporate the information available at our internet address into this Current Report on Form 8-K. The information available at our internet address is not part of this Current Report on Form 8-K or any other report filed by us with the SEC.
ITEM 9.01 Financial Statements and Exhibits.
(d) Exhibits:

No.	Description

1.1	Placement Agent Agreement dated July 23, 2009, by and between the Company and Lazard Capital Markets LLC

4.1	Form of Series I Warrant to purchase Common Stock between the Company and the investors signatory thereto

4.2	Form of Series II Warrant to purchase Common Stock between the Company and the investors signatory thereto

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

10.1	Form of Subscription Agreement between the Company and each of the investors signatory thereto

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included as part of Exhibit 5.1)

99.1	Press Release dated July 24, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYCLACEL PHARMACEUTICALS, INC.
Dated: July 24, 2009	By:	/s/ Paul McBarron
		Name:	Paul McBarron
		Title:	Executive Vice President - Finance, Chief Financial Officer and Chief Operating Officer

Exhibit Index:

No.	Description

1.1	Placement Agent Agreement dated July 23, 2009, by and between the Company and Lazard Capital Markets LLC

4.1	Form of Series I Warrant to purchase Common Stock between the Company and the investors signatory thereto

4.2	Form of Series II Warrant to purchase Common Stock between the Company and the investors signatory thereto

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

10.1	Form of Subscription Agreement between the Company and each of the investors signatory thereto

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included as part of Exhibit 5.1)

99.1	Press Release dated July 24, 2009